UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2016

Aspen Aerogels, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36481	04-3559972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Forbes Road, Building B, Northborough, Massachusetts	01532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 691-1111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2016, Aspen Aerogels, Inc. (the “Company”) announced its financial results for the second quarter of 2016 ended June 30, 2016 and also discussed recent developments. A copy of the press release containing such announcement is attached hereto as Exhibit 99.1.

The information set forth in the press release, except for the information set forth in the last paragraph under the heading “Second Quarter 2016 Highlights”, under the heading “2016 Financial Outlook”, under the heading “About Aspen Aerogels, Inc.” and in the table under “For the 2016 full year financial outlook” at the end of the press release, together with the forward-looking statement disclaimer at the end of the press release, is incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

The information set forth in the last paragraph under the heading “Second Quarter 2016 Highlights”, under the heading “2016 Financial Outlook”, under the heading “About Aspen Aerogels, Inc.” and in the table under “For the 2016 full year financial outlook” at the end of the press release, together with the forward-looking statement disclaimer at the end of the press release, is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Aspen Aerogels, Inc. on August 4, 2016.

The press release may contain hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

The information contained in this Current Report on Form 8-K and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Aerogels, Inc.

Date: August 4, 2016	By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Vice President, Chief Financial Officer and Treasurer